As filed with the Securities and Exchange Commission on September 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-3690783
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(650) 405-4770

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pedro J. Beltran

Chief Executive Officer

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(650) 405-4770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maggie L. Wong

Alicia M. Tschirhart

Goodwin Procter LLP

525 Market Street

San Francisco, CA 94105

Telephone: (415) 733-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus, which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings with a total value of up to $500,000,000; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of shares of our common stock that may be issued and sold from time to time under a sales agreement with Leerink Partners LLC and Cantor Fitzgerald & Co. (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $200,000,000 shares of common stock that may be offered, issued and sold pursuant to the Sales Agreement and under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $200,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $500,000,000 of securities may be sold in other offerings by us pursuant to the base prospectus and corresponding prospectus supplements.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 1, 2026

PRELIMINARY PROSPECTUS

BridgeBio Oncology Therapeutics, Inc.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $500,000,000 in aggregate principal amount of our Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

Our common stock is listed on The Nasdaq Global Market under the symbol “BBOT.” On August 31, 2026, the closing price of our common stock, as reported on The Nasdaq Global Market, was $8.80 per share.

Investing in our securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page ii of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is     , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $500,000,000. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement and any additional information incorporated by reference, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those risks discussed in our filings incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “BBOT,” “we,” “us,” “our,” and similar terms refer to BridgeBio Oncology Therapeutics, Inc. and its consolidated subsidiaries.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, but are not limited to:

•

expectations related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of our product candidates, including the progress and results of the ONKORAS-101, BREAKER-101 and KONQUER-101 clinical trials;

•	the clinical and therapeutic potential of BBO-8520, BBO-10203 and BBO-11818;

•	the size and growth potential of the markets for our product candidates;

•	the therapeutic and curative potential of our product candidates;

•	projected financial information, anticipated growth rate and market opportunities;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	potential liquidity and trading volatility of our common stock;

•	our ability to raise financing in the future;

•	success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	our ability to obtain and maintain regulatory approval of current and potential future product candidates;

•	our ability to obtain and maintain intellectual property protection for our technologies and our product candidates;

•	the rate and degree of market acceptance of current and any potential future product candidates;

•	regulatory developments in the United States and international jurisdictions;

•	potential liability lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties;

•	our ability to attract and retain key scientific and management personnel;

•	our ability to effectively manage the growth of operations;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to implement and maintain effective internal controls;

•	the impact of supply chain disruptions;

•	unfavorable global economic conditions, including inflationary pressures, market volatility, acts of war and civil and political unrest; and

•	other factors detailed under the section entitled “Risk Factors”.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this

ii

prospectus. The risks described under the heading “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Overview

BBOT is a clinical-stage biotechnology company advancing a next-generation pipeline of novel small-molecule therapeutics targeting RAS and Phosphoinositide 3-kinase (“PI3K”). Our mission is to accelerate scientific and medical breakthroughs and deliver well-tolerated medicines with greater efficacy and safety to people with the deadliest cancers. We are advancing our next-generation RAS-pathway targeted small molecules with a focus on optimized target coverage for patients with tumors driven by RAS and PI3Kα and a synergistic portfolio that is designed to enable targeted KRAS combinations.

Our pipeline consists of three orally bioavailable small molecule inhibitors that were designed and optimized within BBOT with the goal of providing patients with significant benefit over standard of care. Additionally, we believe BBOT has the opportunity to provide further benefit to patients with KRAS mutant tumors through combination of our inhibitors. We believe our pipeline has the opportunity to address a large number of patients afflicted with metastatic cancer.

BBO-8520 is an orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS. The U.S. Food and Drug Administration (“FDA”) has granted Fast Track designation to BBO-8520 for the treatment of adult patients with previously treated, KRAS G12C-mutated metastatic non-small cell lung cancer (“NSCLC”). ONKORAS-101 is an open-label, multi-center Phase 1a/1b study designed to evaluate the safety, tolerability, preliminary antitumor activity, and pharmacokinetics of BBO-8520 as a single agent and in combination with pembrolizumab in patients with KRASG12C mutant NSCLC. BBO-8520 in combination with pembrolizumab, at active dose levels, demonstrated promising efficacy data and a distinct safety profile, including a potentially differentiated liver toxicity profile. Updated clinical data are expected in the second half of 2026 and an internal combination study with BBO-10203 opened in April 2026.

BBO-11818 is an orally bioavailable small molecule pan-KRAS inhibitor that targets mutant KRAS in both the ON and OFF states. On April 20, 2026, we announced that BBOT was granted U.S. FDA Fast Track designation for BBO-11818 for the treatment of adult patients with advanced KRAS-mutant PDAC. Updated Phase 1 clinical data are expected in the second half of 2026. An internal combination study with BBO-10203 opened in July 2026.

BBO-10203 is an orally bioavailable small molecule with a novel mechanism of action designed to inhibit the physical interaction between RAS and PI3Ka, inhibiting RAS-driven PI3Ka-AKT signaling in tumors. Updated clinical data are expected in the second half of 2026.

Corporate Information

Our business was established in August 2016 by BridgeBio Pharma Inc. (“BridgeBio Pharma”) under the name, TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics), a Delaware corporation (“TheRas”). We operated as part of BridgeBio Pharma through April 30, 2024. TheRas entered into a business combination agreement, dated February 28, 2025 and amended on June 17, 2025 (as amended, the “Business Combination Agreement”) with Helix Acquisition Corp. II, a Cayman Islands exempted company (“Helix”) listed on Nasdaq under the ticker symbol “HLXB.” On August 11, 2025, pursuant to the Business Combination Agreement, Helix II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Helix (“Merger Sub”), merged with and into TheRas, with TheRas surviving the merger as a wholly-owned subsidiary of Helix. In connection with the Merger, Helix changed its name to BridgeBio Oncology Therapeutics, Inc., and the combined company became listed on Nasdaq under the new ticker symbol “BBOT.” Our principal executive offices are located at 256 E. Grand Avenue, Suite 104, South San Francisco, CA 94080. Our telephone number is (650) 405-4770.

Our web page address is https://bbotx.com. Our investor relations website is located at https://investors.bbotx.com. We make available free of charge on our investor relations website under “SEC Filings” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, our directors’ and officers’ Section 16 Reports and any amendments to those reports after filing or furnishing such materials to the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.

Implications of being an Emerging Growth Company and a Smaller Reporting Company

The Jumpstart Our Business Startups Act (the “JOBS Act”), was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including (i) being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions, (ii) not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), (iii) certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, (iv) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, and (v) exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2029 (the last day of the fiscal year ending after the fifth anniversary of Helix’s initial public offering in February 2024).

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our common stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, we file after the date of this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our common stock could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this prospectus to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and our future prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes, which may include research and development and preclinical and clinical development costs to support the advancement of our product candidates, working capital, capital expenditures, general and administrative expenses, and other general corporate purposes.

We may set forth additional information concerning our expected use of net proceeds from sales of securities in the applicable prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	liquidation preference;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth under “Plan of Distribution.” We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the certificate of incorporation of the Company, as currently in effect (the “Charter”) and the bylaws of the Company, as currently in effect (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Charter and the Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Common Stock

The Charter provides that:

•

The holders of Common Stock shall have the exclusive right to vote for the election of directors of the Company and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided that such holders shall not be entitled to vote on any amendment to the Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to the Charter (or pursuant to a certificate of designations of any series of Preferred Stock);

•

dividends may be declared and paid or set apart for payment upon common stock out of any assets or funds of the Company legally available for the payment of dividends, but only when and as declared by the board of directors or any authorized committee thereof; and

•	upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the net assets of the Company shall be distributed pro rata to the holders of Common Stock.

Preferred Stock

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of Preferred Stock, it cannot assure you that the Company will not do so in the future.

Dividends

Under the Charter, holders of Common Stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of legally available assets or funds. There are no current plans to pay cash dividends on Common Stock for the foreseeable future.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, under the current Charter and the Bylaws, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Charter.

Preemptive or Other Rights

The Charter does not provide for any preemptive or other similar rights.

Election of Directors

Our board of directors currently consists of eight directors and is divided into three classes designated as Class I, Class II and Class III. Class I directors will serve for a term expiring at the annual meeting of stockholders to be held in 2029. Class II and Class III directors will initially serve for a term expiring at the annual meeting of stockholders to be held in 2027 and 2028, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on our board of directors.

Under the Charter, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.

Annual Stockholder Meetings

Annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, the Company may conduct meetings by means of remote communication.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The Charter and Bylaws provide for the indemnification of current and former officers and directors of the Company to the fullest extent permitted by Delaware law. The Company has entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter.

The Company purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the closing of the business combination transaction with Helix on August 11, 2025 (the “Closing”), Helix purchased a tail policy with respect to liability coverage for the benefit of our current officers and directors on the same or substantially similar terms of Helix’s prior policy. The Company will maintain such tail policy for a period of six years following the Closing.

These provisions may discourage current and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Certain Anti-Takeover Provisions of Delaware Law, Charter and Bylaws

The Charter, Bylaws and the DGCL contain provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Exclusive Forum

The Company’s organizational documents establish that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or Bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that the exclusive forum provision will not apply to any causes of action arising under the Securities Act, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder.

Advance Notice of Director Nominations and New Business

We have established advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Listing of Securities

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BBOT”.

Registration Rights

At the Closing, the Company entered into an Amended and Restated Registration Rights Agreement, with certain stockholders, pursuant to which, among other things, such stockholders have specified rights to require the Company to register all or a portion of their shares of Common Stock under the Securities Act and provide customary demand as well as piggyback registration rights. The Company also entered into subscription agreements with certain investors which also contain certain registration rights.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries;

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of

•	$1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global, i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the U.S. (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Global Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS

The validity of the shares of our securities offered by this prospectus will be passed upon by Goodwin Procter LLP, San Francisco, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of BridgeBio Oncology Therapeutics, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act but does not contain all of the information included in the registration statement or the exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website at http://www.bbotx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026 and for the quarter ended June 30, 2026, filed with the SEC on August 11, 2026;

•	Current Reports on Form 8-K filed with the SEC on January 7, 2026, March 26, 2026, April 23, 2026, April 29, 2026, and June 22, 2026; and

•

The description of the registrant’s common stock contained in (i)  the Registration Statement on Form 8-A (File No. 001-41955), filed by the registrant with the SEC under Section 12(b) of the Exchange Act on February 8, 2024, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Securities to our Annual Report on Form 10-K, as filed with the SEC on March 5, 2026.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

BridgeBio Oncology Therapeutics, Inc.

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

Attn: Investor Relations

(650) 405-4770

Email: Investors@BBOTx.com

BridgeBio Oncology Therapeutics, Inc.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

    , 2026

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 1, 2026

PROSPECTUS

BridgeBio Oncology Therapeutics, Inc.

$200,000,000

Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”), with Leerink Partners LLC (“Leerink Partners”) and Cantor Fitzgerald & Co. (“Cantor” and together with Leerink Partners, the “Sales Agents”), dated September 1, 2026, relating to the sale of shares of our common stock, $0.0001 par value per share (the “common stock”). In accordance with the terms of the Sales Agreement, pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Sales Agents, acting as our sales agents.

Our common stock is listed on The Nasdaq Global Market under the symbol “BBOT.” On August 31, 2026, the closing price of our common stock, as reported on The Nasdaq Global Market, was $8.80 per share.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell any specific number or dollar amount of securities, but will act as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Sales Agents. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Investing in our securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page S-7 of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners	Cantor

The date of this prospectus is   , 2026.

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus, the accompanying base prospectus and all of the information incorporated herein by reference in this prospectus and the accompanying base prospectus, as well as the additional information described below under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agents have not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus, the accompanying base prospectus or any other prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used in this prospectus, the terms “BBOT,” “we,” “our” and “us” refer to BridgeBio Oncology Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus, page 4 of the accompanying base prospectus, and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus and the accompanying base prospectus, before making an investment decision.

Overview

BBOT is a clinical-stage biotechnology company advancing a next-generation pipeline of novel small-molecule therapeutics targeting RAS and Phosphoinositide 3-kinase (“PI3K”). Our mission is to accelerate scientific and medical breakthroughs and deliver well-tolerated medicines with greater efficacy and safety to people with the deadliest cancers. We are advancing our next-generation RAS-pathway targeted small molecules with a focus on optimized target coverage for patients with tumors driven by RAS and PI3Kα and a synergistic portfolio that is designed to enable targeted KRAS combinations.

Our pipeline consists of three orally bioavailable small molecule inhibitors that were designed and optimized within BBOT with the goal of providing patients with significant benefit over standard of care. Additionally, we believe BBOT has the opportunity to provide further benefit to patients with KRAS mutant tumors through combination of our inhibitors. We believe our pipeline has the opportunity to address a large number of patients afflicted with metastatic cancer.

BBO-8520 is an orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS. The U.S. Food and Drug Administration (“FDA”) has granted Fast Track designation to BBO-8520 for the treatment of adult patients with previously treated, KRAS G12C-mutated metastatic non-small cell lung cancer (“NSCLC”). ONKORAS-101 is an open-label, multi-center Phase 1a/1b study designed to evaluate the safety, tolerability, preliminary antitumor activity, and pharmacokinetics of BBO-8520 as a single agent and in combination with pembrolizumab in patients with KRASG12C mutant NSCLC. BBO-8520 in combination with pembrolizumab, at active dose levels, demonstrated promising efficacy data and a distinct safety profile, including a potentially differentiated liver toxicity profile. Updated clinical data are expected in the second half of 2026 and an internal combination study with BBO-10203 opened in April 2026.

BBO-11818 is an orally bioavailable small molecule pan-KRAS inhibitor that targets mutant KRAS in both the ON and OFF states. On April 20, 2026, we announced that BBOT was granted U.S. FDA Fast Track designation for BBO-11818 for the treatment of adult patients with advanced KRAS-mutant PDAC. Updated Phase 1 clinical data are expected in the second half of 2026. An internal combination study with BBO-10203 opened in July 2026.

BBO-10203 is an orally bioavailable small molecule with a novel mechanism of action designed to inhibit the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors. Updated clinical data are expected in the second half of 2026.

Corporate Information

Our business was established in August 2016 by BridgeBio Pharma Inc. (“BridgeBio Pharma”) under the name, TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics), a Delaware corporation (“TheRas”). We operated as part of BridgeBio Pharma through April 30, 2024. TheRas entered into a business combination agreement, dated February 28, 2025 and amended on June 17, 2025 (as amended, the “Business Combination Agreement”) with Helix Acquisition Corp. II, a Cayman Islands exempted company (“Helix”) listed on Nasdaq under the ticker symbol “HLXB.” On August 11, 2025, pursuant to the Business Combination Agreement, Helix II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Helix (“Merger Sub”), merged with and into TheRas, with TheRas surviving the merger as a wholly-owned subsidiary of Helix. In connection with the Merger, Helix changed its name to BridgeBio Oncology Therapeutics, Inc., and the combined company became listed on Nasdaq under the new ticker symbol “BBOT.” Our principal executive offices are located at 256 E. Grand Avenue, Suite 104, South San Francisco, CA 94080. Our telephone number is (650) 405-4770.

Our web page address is https://bbotx.com. Our investor relations website is located at
https://investors.bbotx.com. We make available free of charge on our investor relations website under “SEC Filings” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, our directors’ and officers’ Section 16 Reports and any amendments to those reports after filing or furnishing such materials to the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.

Implications of being an Emerging Growth Company and a Smaller Reporting Company

The Jumpstart Our Business Startups Act (the “JOBS Act”), was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including (i) being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions, (ii) not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), (iii) certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, (iv) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, and (v) exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2029 (the last day of the fiscal year ending after the fifth anniversary of Helix’s initial public offering in February 2024).

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our common stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $200,000,000.

Common stock to be outstanding after this offering	Up to 102,842,274 shares, assuming sales of 22,727,272 shares of our common stock in this offering at an assumed offering price of $8.80 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on August 31, 2026. The actual number of shares of common stock issued will vary depending on how many shares of common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Market or such other national securities exchange on which our common stock is then listed, through our Sales Agents. See the section entitled “Plan of Distribution” on page S-16 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and marketable securities, to fund research and clinical development of current or additional product candidates, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus.

Risk Factors	You should read the “Risk Factors” section of this prospectus beginning on page S-9 and other information included in, or incorporated by reference into, this prospectus and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	“BBOT”

All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 80,115,002 shares of our common stock outstanding as of June 30, 2026. The number of shares outstanding as of June 30, 2026 as used throughout this prospectus, unless otherwise indicated, excludes:

•	12,600,655 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, at a weighted average exercise price of $8.42 per share;

•	65,350 shares of common stock issuable upon the exercise of stock options granted subsequent to June 30, 2026, at a weighted average exercise price of $9.28 per share;

•	282,400 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock unit awards as of June 30, 2026;

•	No shares of common stock issuable upon the vesting and settlement of outstanding restricted stock unit awards granted subsequent to June 30, 2026;

•	748,841 shares of common stock available for future issuance under our 2025 Stock Option and Incentive Plan (the “2025 Plan”) as of June 30, 2026;

•	1,808,313 shares of common stock available for future issuance under our 2025 Employee Stock Purchase Plan (the “ESPP”) as of June 30, 2026; and

•	948,915 shares of common stock available for future issuance under our 2025 Inducement Plan (the “Inducement Plan”) as of June 30, 2026.

Unless otherwise stated, all information contained in this prospectus (i) assumes no exercise of stock options after June 30, 2026 and (ii) reflects an assumed public offering price of $8.80, which was the last reported sale price of our common stock on The Nasdaq Global Market on August 31, 2026.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying base prospectus and the documents incorporated by reference in this prospectus and the accompanying base prospectus, include and incorporate by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained or incorporated by reference in this prospectus and the accompanying base prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:

•

expectations related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of our product candidates, including the progress and results of the ONKORAS-101, BREAKER-101 and KONQUER-101 clinical trials;

•	the clinical and therapeutic potential of BBO-8520, BBO-10203 and BBO-11818;

•	the size and growth potential of the markets for our product candidates;

•	the therapeutic and curative potential of our product candidates;

•	projected financial information, anticipated growth rate and market opportunities;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	potential liquidity and trading volatility of our common stock;

•	our ability to raise financing in the future;

•	success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	our ability to obtain and maintain regulatory approval of current and potential future product candidates;

•	our ability to obtain and maintain intellectual property protection for our technologies and our product candidates;

•	the rate and degree of market acceptance of current and any potential future product candidates;

•	regulatory developments in the United States and international jurisdictions;

•	potential liability lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties;

•	our ability to attract and retain key scientific and management personnel;

•	our ability to effectively manage the growth of operations;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to implement and maintain effective internal controls;

•	the impact of supply chain disruptions;

•	unfavorable global economic conditions, including inflationary pressures, market volatility, acts of war and civil and political unrest; and

•	other factors detailed under the section entitled “Risk Factors”.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, together with all other information contained in this prospectus, the accompanying base prospectus, and in our filings with the SEC that we have incorporated by reference in this prospectus and the accompanying base prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Additional Risks Related To Our Common Stock And This Offering

If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently expect to use the net proceeds of this offering, if any, to fund research and clinical development of current or additional product candidates, and the remainder for working capital and other general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to a designated Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by such Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with such Sales Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

The trading price of our common stock is likely to be highly volatile and subject to wide fluctuations in response to various factors, many of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. As a result of this volatility, purchasers of our common stock could incur substantial losses. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, which include, without limitation:

•	the timing and results of INDs, preclinical studies and clinical trials of our product candidates or those of our competitors;

•	the success of competitive products or announcements by potential competitors of their product development efforts;

•	regulatory actions with respect to our products or product candidates or our competitors’ products or product candidates;

•	actual or anticipated changes in our growth rate relative to its competitors;

•	regulatory or legal developments in the U.S. and other countries;

•	developments or disputes concerning our patent applications, issued patents, or other proprietary rights;

•	the recruitment or departure of key personnel;

•	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	market conditions in the pharmaceutical and biotechnology sector;

•	changes in the structure of healthcare payment systems;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our common stock;

•	announcement or expectation of additional financing efforts;

•	sales of shares of our common stock by us, our insiders or our other stockholders;

•	expiration of market stand-off or lock-up agreements;

•	the impact of any public health emergencies, natural disasters, or geopolitical events, including civil or political unrest or military conflicts; and

•	general economic, political, industry and market conditions.

•	the other factors described in this prospectus and listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K.

The stock market in general, the Nasdaq Global Market and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. The realization of any of the above risks or any of a broad range of other risks, including those described in this prospectus and our most recent Annual Report on Form 10-K, could have a significant and material adverse impact on the market price of our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200,000,000 from time to time under this prospectus. The amount of the net proceeds to us from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents.

We currently intend to use the net proceeds from this offering, if any, to fund research and clinical development of current or additional product candidates, and the remainder for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering (which will depend on the market price of our common stock during the sales period, any limits we may set with the Sales Agents in any applicable placement notice and the demand for our common stock), the progress of our development, the status of and results from clinical trials and collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus, the accompanying base prospectus, and in the documents incorporated by reference herein and therein. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering.

As of June 30, 2026, we had net tangible book value of approximately $323.1 million, or $4.03 per share of our common stock, based upon 80,115,002 shares of our common stock outstanding as of that date. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock as of June 30, 2026. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 22,727,272 shares of our common stock pursuant to this prospectus in the aggregate amount of $200.0 million at an assumed offering price of $8.80 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 31, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2026 would have been $516.6 million, or $5.02 per share of common stock. This represents an immediate increase in the net tangible book value of $0.99 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.78 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$8.80
Net tangible book value per share as of June 30, 2026	$4.03
Increase in net tangible book value per share attributable to new investors in this offering	0.99

As adjusted net tangible book value per share after giving effect to this offering		$5.02

Dilution per share to new investors participating in this offering		$3.78

The table above assumes for illustrative purposes that an aggregate of 22,727,272 shares of our common stock are sold pursuant to this prospectus at a price of $8.80 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 31, 2026, for aggregate gross proceeds of $200.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $9.80 per share, assuming all of our common stock in the aggregate amount of $200.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $5.14 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.66 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $7.80 per share, assuming all of our common stock in the aggregate amount of $200.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $4.89 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.91 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 80,115,002 shares of our common stock outstanding as of June 30, 2026 and, excludes:

•	12,600,655 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, at a weighted average exercise price of $8.42 per share;

•	65,350 shares of common stock issuable upon the exercise of stock options granted subsequent to June 30, 2026, at a weighted average exercise price of $9.28 per share;

•	282,400 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock unit awards as of June 30, 2026;

•	No shares of common stock issuable upon the vesting and settlement of outstanding restricted stock unit awards granted subsequent to June 30, 2026;

•	748,841 shares of common stock available for future issuance under our 2025 Plan as of June 30, 2026;

•	1,808,313 shares of common stock available for future issuance under our ESPP as of June 30, 2026; and

•	948,915 shares of common stock available for future issuance under our Inducement Plan as of June 30, 2026.

To the extent that options and restricted stock unit awards outstanding as of June 30, 2026 have been or may be exercised or settle, as applicable, or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Leerink Partners and Cantor (the “Sales Agents”), under which we may offer and sell our shares of common stock from time to time through the Sales Agents. Pursuant to this prospectus, we may offer and sell shares of common stock having an aggregate offering price of up to $200.0 million. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Market or any other trading market for our common stock. The description below of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Sales Agents will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agents. We will designate the maximum amount of common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum amount together with such Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may only instruct one Sales Agent to sell shares of common stock on any single given day. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Sales Agents or we may suspend the offering of our common stock being made through the Sales Agents under the Sales Agreement upon proper notice to the other party or parties. We, and each of the Sales Agents solely with respect to itself, have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to a Sales Agent is up to 3.0% of the aggregate gross proceeds from the sale of the shares sold through such Sales Agent pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agents up to an aggregate of $90,000 of the Sales Agents’ actual outside legal expenses incurred by the Sales Agents in connection with this offering, and for certain ongoing expenses. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed to be sales compensation in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $475,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

A Sales Agent will provide written confirmation to us following the close of trading on the Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through the Sales Agents under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act. As Sales Agents, Leerink Partners and Cantor will not engage in any transactions that stabilize our common stock.

The Sales Agents and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

LEGAL MATTERS

The validity of the shares of our securities offered by this prospectus will be passed upon by Goodwin Procter LLP, San Francisco, California. Covington  & Burling LLP, New York, New York is acting as counsel for the Sales Agents in connection with this offering.

EXPERTS

The financial statements of BridgeBio Oncology Therapeutics, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act but does not contain all of the information included in the registration statement or the exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website at http://www.bbotx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026 and for the quarter ended June 30, 2026, filed with the SEC on August 11, 2026;

•	Current Reports on Form 8-K filed with the SEC on January 7, 2026, March 26, 2026, April 23, 2026, April 29, 2026, and June 22, 2026; and

•

The description of the registrant’s Common Stock contained in (i)  the Registration Statement on Form 8-A (File No. 001-41955), filed by the registrant with the SEC under Section 12(b) of the Exchange Act on February 8, 2024, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Securities to our Annual Report on Form 10-K, as filed with the SEC on March 5, 2026.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

BridgeBio Oncology Therapeutics, Inc.

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

Attn: Investor Relations

(650) 405-4770

Email: Investors@BBOTx.com

BridgeBio Oncology Therapeutics, Inc.

$200,000,000

Common Stock

PROSPECTUS

    , 2026

Leerink Partners	Cantor

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Amount
SEC registration fee		$69,050.00
FINRA filing fee			*
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous fees and expenses			*
Total expenses	$		*

*	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Charter, which became effective upon completion of the Business Combination, provides that no director or officer of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, subject to limited exceptions. In addition, our Charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Charter further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director or officer, as applicable, serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provide that we will advance expenses to such officer or director indemnified in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Charter and our Bylaws.

We also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Number	Description

1.1*	Form(s) of underwriting agreement(s).

1.2	Sales Agreement by and among BridgeBio Oncology Therapeutics, Inc., Leerink Partners LLC and Cantor Fitzgerald & Co., dated as of September 1, 2026.

2.1	Business Combination Agreement, by and among Helix Acquisition Corp. II, TheRas, Inc. and Helix II Merger Sub, Inc., dated as of February 28, 2025 (incorporated by reference to Annex A in the Registrant’s proxy statement/prospectus filed on July 9, 2025).

2.2	Amendment No. 1 to Business Combination Agreement, by and among Helix Acquisition Corp. II, TheRas, Inc. and Helix Merger Sub, Inc., dated as of June 17, 2025 (incorporated by reference to Annex A in the Registrant’s proxy statement/prospectus filed on July 9, 2025).

3.1	BridgeBio Oncology Therapeutics, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 the Registrant’s Current Report on Form 8-K filed on August 13, 2025).

Number	Description
3.2	BridgeBio Oncology Therapeutics, Inc. Bylaws (incorporated by reference to Exhibit 3.2 in the Registrant’s Current Report on Form 8-K filed on August 13, 2025).

4.1	Specimen Common Stock Certificate of BridgeBio Oncology Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).

4.2	Form of indenture for senior debt securities and the related form of senior debt security.

4.3	Form of indenture for subordinated debt securities and the related form of subordinated debt security.

4.4*	Form of Certificate of Designations.

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Certificate.

4.7*	Form of Preferred Stock Certificate.

5.1	Opinion of Goodwin Procter LLP (Base Prospectus)

5.2	Opinion of Goodwin Procter LLP (ATM Prospectus)

10.1	Amended and Restated Registration Rights Agreement dated as of August 11, 2025 (incorporated by reference to Exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on August 13, 2025).

10.2	Form of Subscription Agreement, dated February 28, 2025, by and between Helix Acquisition Corp. II and each PIPE Investor (incorporated by reference to Annex E in the Registrant’s proxy statement/prospectus filed on July 9, 2025).

10.3	Lock-Up Agreement, dated as of August 11, 2025, by and between Helix Acquisition Corp. II, Helix Holdings II, LLC, certain investment vehicles of Cormorant Asset Management, LP, certain existing shareholders of the Company, and other persons and entities (incorporated by reference to Exhibit 10.3 in the Registrant’s Current Report on Form 8-K filed on August 13, 2025).

23.1	Consent of Deloitte & Touche, LLP as an independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto).

24.1	Power of Attorney (included on the signature page to the registration statement).

25.1*†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2*†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

107	Filing Fee Table.

*	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
†	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

ITEM 17. UNDERTAKINGS.

I. The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IV. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under sub section (a) of section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on September 1, 2026.

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

By:	/s/ Pedro J. Beltran
Name:	Pedro J. Beltran
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Pedro J. Beltran and Idan Elmelech acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro J. Beltran Pedro J. Beltran	Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2026

/s/ Idan Elmelech Idan Elmelech	Chief Operating Officer (Principal Financial Officer)	September 1, 2026

/s/ Marc Cobo Marc Cobo	Principal Accounting Officer	September 1, 2026

/s/ Jake Bauer Jake Bauer	Director	September 1, 2026

/s/ Bihua Chen Bihua Chen	Director	September 1, 2026

/s/ Raymond Kelleher Raymond Kelleher	Director	September 1, 2026

/s/ Neil Kumar Neil Kumar	Director	September 1, 2026

/s/ Peter Lebowitz Peter Lebowitz	Director	September 1, 2026

/s/ Frank P. McCormick Frank P. McCormick	Director	September 1, 2026

/s/ Praveen Tipirneni Praveen Tipirneni	Director	September 1, 2026